                                                                   Exhibit 21

                                   [AXA LOGO]



                                  PRESS RELEASE









                                                Paris, December 12, 2000




                                 ISSUE BY AXA OF
                     US$ 1,940 MILLION GLOBAL MULTI-TRANCHE
                           OF DATED SUBORDINATED NOTES





AXA announces the final terms of its global multi-tranche issue of dated subordinated notes.

The proceeds of the issue will be used to procure long-term financing for the AXA Group's recent transactions, in particular the acquisition of the minority interests in AXA Financial.

The total amount to be issued on December 15th, 2000 represents approximately US$ 1,940 MILLION.

The definitive terms of the issue are the following :

                                        ----------------------------------------------------------------------------
                                               US$ tranche              Euro tranche             GBP tranche
--------------------------------------------------------------------------------------------------------------------
Amount                                        $ 900 million           Euro 650 million         GBP 325 million
--------------------------------------------------------------------------------------------------------------------
                                                                     December 15, 2020
                                                                      redeemable after
Maturity                                    December 15, 2030              10 years           December 15, 2020
--------------------------------------------------------------------------------------------------------------------
Issue price                                      99.712%                  99.787%                  99.885%
--------------------------------------------------------------------------------------------------------------------
                                                  8.60%                    6.75%                    7.125%
                                              semi - annual               annual                    annual
                                                                    3M.Euribor + 220 bp
Coupon                                                                 after 10 years
--------------------------------------------------------------------------------------------------------------------
Subordination and Interest              Subordinated. Pari passu to dated subordinated debt. Senior to existing
deferral provision                      undated subordinated debt.
                                        Interest deferred will be cumulative
--------------------------------------------------------------------------------------------------------------------
Rating                                  A- by Standard & Poor's, A2 by Moody's and A by Fitch.
--------------------------------------------------------------------------------------------------------------------
Listing                                 Luxembourg Stock Exchange
--------------------------------------------------------------------------------------------------------------------





                                      * * *


This press release is available on AXA Group web site: www.axa.com


MEDIA RELATIONS                           INVESTOR RELATIONS
                                          PARIS
Christophe DUFRAUX: 33.1.40.75.46.74      Jad ARISS: 33.1.40.75.47.45
Emmanuelle ISNARD: 33.1.40.75.47.22       Marie-Flore BACHELIER: 33.1.40.75.49.45
                                          Anne-Karin DURANTE: 33.1.40.75.57.91
                                          Rebecca ANTONIOU : 33.1.40.75.49.05

                                          NEW YORK
                                          Gregory WILCOX : 1.212.314.40.40
                                          Caroline PORTEL : 1.212.314.61.82

IMPORTANT LEGAL INFORMATION

Certain statements in this press release that are neither reported financial results nor other historical information, are forward-looking statements, including, but not limited to statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors, that could cause actual results and company plans and objectives to differ materially from those expressed or implied in the forward-looking statements (or from past results). Such risks, uncertainties and factors include the intensity of competition from other financial institutions, AXA's experience with regard to mortality and morbidity trends, lapse rates and policy renewal levels relating to AXA's life and health insurance operations, the frequency, severity and development of property and casualty claims including catastrophic events which are uncertain in nature and policy renewal rates relating to AXA's property casualty business, market risks related to fluctuations in interest rates, equity market prices and foreign currency exchange rates, the use of derivatives and AXA's ability to hedge such exposures effectively and counterparty credit risk, AXA's ability to develop, distribute and administer competitive products and services in a cost-effective manner and its ability to develop information technology and management information systems to support strategic goals while continuing to control costs and expenses, AXA's visibility in the market place and the financial and claims paying ratings of its insurance subsidiaries, AXA's access to adequate financing to support its future business, the effect of changes in regulation and laws affecting AXA's businesses including changes in tax laws affecting insurance and annuity products as well as operating income and changes in accounting and reporting practices, the costs of defending litigation and the risk of unanticipated material adverse outcomes in such litigation, adverse political developments around the world, the performance of others on whom AXA relies and the effect of future acquisitions. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information or future events circumstances or otherwise.

Copies of the prospectus supplement and prospectus relating to the notes may be obtained, when available, by contacting AXA Investor Relations Department in Paris (+33.1.40.75.48.42) or in New York (+1.212.314.40.40)